EXHIBIT 99.1

Synacor, Inc. Prices Public Offering of Common Stock

BUFFALO, New York, April 6, 2017 – Synacor, Inc. (Nasdaq: SYNC) (Synacor), the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, and enterprises, today announced the pricing of an underwritten public offering of 5,715,000 shares of its common stock at a price to the public of $3.50 per share.  In connection with the offering, Synacor granted the underwriters a 30-day option to purchase 857,250 additional shares of common stock. All of the shares in the offering are being sold by Synacor. This offering is expected to close on or about April 11, 2017 subject to customary closing conditions.

Canaccord Genuity and Needham & Company are acting as joint book-running managers.

Synacor intends to use the net proceeds from this offering for general corporate purposes and working capital. In addition, Synacor believes the net proceeds will strengthen its balance sheet and allow it to acquire, or finance on more attractive terms, equipment and make other capital investments necessary to support additional customers and the delivery of additional services to existing customers. Synacor may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that it believes are complementary to its own, although it is not currently planning or negotiating any such transactions.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on December 1, 2016. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to these securities will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov.  Copies of the final prospectus supplement and accompanying prospectus relating to these securities may also be obtained by contacting Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com, or by contacting Needham & Company, LLC, Attention: Syndicate Prospectus Department, 445 Park Avenue, 4th Floor, New York, New York 10022, or by telephone at 1-800-903-4696, or by email at prospectus@needhamco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Synacor, Inc.

Synacor (Nasdaq: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers.  Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships.  Synacor delivers managed portals, advertising solutions, email and collaboration platforms, end-to-end video solutions and cloud-based identity management.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the closing of the public offering. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Synacor’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Synacor’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC's website at www.sec.gov.  In addition to the risks described above and in Synacor’s other filings with the SEC, other unknown or unpredictable factors also could affect Synacor’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Synacor undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONTACT:

Investor Contact:

David Calusdian, President

Sharon Merrill Associates

ir@synacor.com

617-542-5300